Exhibit 99.1

Datalink Corporation (ticker: DTLK, exchange: Nasdaq) News Release – January 3, 2006

DATALINK ANNOUNCES CFO TRANSITION;

Adds Former CNT Finance Executive to Board of Directors

MINNEAPOLIS – January 3, 2006 - Datalink Corporation (Nasdaq: DTLK), a leading independent information storage architect, announced today that Dan Kinsella, vice president - finance and chief financial officer, is leaving Datalink for a finance and operations position with a privately held technology start-up in the Twin Cities area. During the transition period, Denise Westenfield, the company’s corporate controller, will serve as Datalink’s acting CFO, until a replacement is selected.

Kinsella commented, “Returning to a company in start-up mode is the right thing for me at this stage of my career. It is difficult to leave a company with as much potential as Datalink. However, I know that this move comes at a time when the company is financially and operationally strong.”

Charlie Westling, Datalink president and CEO, stated, “Dan joined Datalink when it was privately held and led the company through its initial public offering. Then his financial stewardship guided us through the technology downturn. I would like to thank Dan for nearly seven years of service to our organization. I also want to thank Dan for building a finance team with depth, which makes this change easier for the organization. Dan will assist Denise and me during the transition, including helping to complete the 2005 year-end financial wrap up and audit.”

Westling said Datalink has begun the search for Kinsella’s replacement. Westling also commented that the company continues to expect a strong fourth quarter with revenues and earnings per share increases over the year-earlier period.

Datalink also announced that Gregory T. Barnum has joined the company’s board of directors. Barnum was chief financial officer and corporate secretary of Computer Network Technology (CNT), a storage hardware manufacturer and solutions provider, from 1997 until the company’s recent acquisition by McData. Barnum’s prior industry experience also includes serving as CFO of Tricord Systems, an enterprise server manufacturer, and as executive vice president and CFO of Cray Computer Corp., a supercomputer company.

According to Greg Meland, chair of Datalink’s board, “We are pleased to have someone with Greg Barnum’s financial and industry depth join Datalink’s board of directors. The other board members and I look forward to working with him.” With Barnum and Westling, the Datalink board now is comprised of seven members.

Datalink Corporation is an information storage architect. The company analyzes, designs, implements, and supports information storage infrastructures that store, protect, and provide continuous access to information. Datalink’s specialized capabilities and solutions span storage area networks, network-attached storage, direct-attached storage, and IP-based storage, using industry-leading hardware, software, and technical services.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including as to our projected results for the fourth quarter of 2005.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements.

Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of economic conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.

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Company contacts:

Investor Relations:		Analyst Contact:
Kim Payne		Charlie Westling
Investor Relations Coordinator		President & CEO
Phone:	952-279-4794	Phone: 952-944-3462
Fax:	952-944-7869
e-mail: einvestor@datalink.com
web site: www.datalink.com